Exhibit 99.3

January 15, 2020

The Board of Directors

Akers Biosciences, Inc

1185 Avenue of the Americas

3rd Floor

New York, New York 10036

Members of the Board:

We hereby consent to (i) the inclusion of our opinion letters, dated November 11, 2020 to the Board of Directors of Akers Biosciences, Inc in the registration statement on Form S-4 being filed on January 15, 2021 (the “Registration Statement”), and to the references made to our firm and such opinion in the Registration Statement. Notwithstanding the foregoing, in giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/Nathan Johnson

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